Exhibit 99.1

Press Release

POWERCERV DECLARES PREFERRED AND COMMON STOCK DISTRIBUTIONS

Tampa, Florida (March 3, 2004):  PowerCerv Corporation (Pink Sheets: PCRV) today announced the Board of Directors has declared a cash distribution for the Company's Preferred and Common shareholders of record.  The distribution of $0.27075 per share on the preferred stock is payable on March 1, 2004, to preferred shareholders of record at the close of business on February 27, 2004.  The distribution of $0.02286 per share on the common stock is payable on March 12, 2004, to common shareholders of record at the close of business on March 10, 2004.

Safe Harbor Provision

Investors are cautioned that certain statements contained in this document are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future PowerCerv actions, which may be provided by management, are also forward-looking statements as defined by the Act. These statements are not guarantees of future performance.

For information about PowerCerv Corporation, contact Mark Clancy at (813) 314-2152.